UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.    20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2018

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Ecolab Place, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

On January 23, 2018, Ecolab Inc. (“Ecolab”) disclosed the expected range for non-GAAP adjusted diluted earnings per share, which exclude special gains and charges and discrete tax items, for the fourth quarter and full-year ended December 31, 2017, as well as acquisition adjusted fixed currency sales growth for the fourth quarter ended December 31, 2017.  This disclosure was made in a News Release commenting on the expected impact of the U.S. Tax Cuts and Jobs Act and announcing Ecolab’s intent to contribute $25 million to the Ecolab Foundation.

Item 7.01 Regulation FD Disclosure.

In the same News Release, Ecolab disclosed the expected range for non-GAAP adjusted diluted earnings per share, which exclude special gains and charges and discrete tax items, for the first quarter ending March 31, 2018 and the full-year ending December 31, 2018. Ecolab also disclosed the expected adjusted tax rate for the year ending December 31, 2018, which excludes special gains and charges and discrete tax items.

A copy of the News Release issued by Ecolab in connection with this report under Item 2.02 and Item 7.01 is attached as Exhibit (99.1) and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

The following exhibit is furnished pursuant to Item 2.02 and Item 7.01 of Form 8-K and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

Exhibit No.	Description	Method Of Filing

(99.1)	Ecolab Inc. News Release dated January 23, 2018.	Filed herewith electronically.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: January 23, 2018	By:	/s/ David F. Duvick
David F. Duvick
Assistant Secretary